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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-35478, 33-71134, 33-52723 and 333-83819) and
Form S-3 (No. 333-83819) of Cabot Oil & Gas Corporation of our report dated February 16, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Houston, Texas
February 26, 2001